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                                                               Exhibit (m)(5)(d)


                                  SCHEDULE A-7
                         EATON VANCE MUTUAL FUNDS TRUST
                            CLASS C DISTRIBUTION PLAN
                            EFFECTIVE: JUNE 19, 2000


                                                          Date of Original Plans
Name of Fund Adopting this Plan                              (Inception Date)
-------------------------------                              ----------------

Eaton Vance Floating-Rate High Income Fund                        N/A
Eaton Vance Tax-Managed Capital Appreciation Fund                 N/A